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                                                                  EXHIBIT 3.1(c)


                            CERTIFICATE OF AMENDMENT
                                       TO
                            CERTIFICATE OF FORMATION
                                       OF
                           COLUMBIA DBS HOLDINGS, LLC

         The undersigned, desiring to amend the Certificate of Formation pursuant to Sections 1.2 and 6.1(a) of the Limited Liability Agreement of Columbia DBS Holdings, LLC and Section 18-202 of the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, do hereby certify as follows:

                                       I.

         The name of the limited liability company is COLUMBIA DBS HOLDINGS, LLC.

                                       II.

         Item I. of the Certificate of Formation of Columbia DBS Holdings, LLC, setting forth the name of the limited liability company, shall be amended by deleting the name of the limited liability company as currently set forth therein and replacing it with the following:

         The name of the limited liability company is DIGITAL TELEVISION SERVICES, LLC.

                                    * * * * *

         IN WITNESS WHEREOF, the undersigned, constituting a majority in Interest of the Members of the Company and having the authority to execute this Certificate pursuant to Sections 1.2 and 6.1(a) of the Limited Liability Company Agreement of Columbia DBS Holdings, LLC, have executed this Certificate of Amendment to Certificate of Formation of Columbia DBS Holdings, LLC as of January 31, 1997.


                                      MEMBERS:

                                      COLUMBIA DBS, INC.,
                                      A VIRGINIA CORPORATION

                                      By:           /s/ Harry F. Hopper
                                              ----------------------------------
                                      Name:             Harry F. Hopper
                                              ----------------------------------
                                      Title:            President
                                              ----------------------------------


                                      COLUMBIA DBS INVESTORS, L.P.,
                                      A DELAWARE LIMITED PARTNERSHIP
                                      BY:      COLUMBIA CAPITAL CORPORATION,
                                               ITS GENERAL PARTNER

                                      By:           /s/ Neil P. Byrne
                                              ----------------------------------
                                      Name:             Neil P. Byrne
                                              ----------------------------------
                                      Title:            Vice President
                                              ----------------------------------